Calculation of Filing Fee Tables
S-8
Vor Biopharma Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the Amended and Restated 2021 Equity Incentive Plan	457(a)	1,250,000	$ 27.74	$ 34,675,000.00	0.0001531	$ 5,308.74
2	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2023 Inducement Plan	457(a)	7,511,334	$ 27.74	$ 208,364,405.16	0.0001531	$ 31,900.59
Total Offering Amounts:						$ 243,039,405.16		$ 37,209.33
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 37,209.33
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the Registrant's Amended and Restated 2021 Equity Incentive Plan (the "2021 EIP") and the Registrant's 2023 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported in the consolidated reporting system of The Nasdaq Global Select Market on September 22, 2025, which was $27.74.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Registrant's common stock that become issuable under the Registrant's Amended and Restated 2021 Equity Incentive Plan (the "2021 EIP") and the Registrant's 2023 Inducement Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's common stock as reported in the consolidated reporting system of The Nasdaq Global Select Market on September 22, 2025, which was $27.74.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A